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                                                                    Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of REMEC, Inc. for the registration of 1,047,482 shares of its common stock and to the incorporation by reference therein of our report, dated March 6, 1997, on the financial statements of Radian Technology, Inc. as of December 31, 1996, and for the three years then ended.


                                       /s/  IRELAND SAN FILIPPO, LLP


January 30, 1998